UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

PLAINS RESOURCES INC.

(Exact name of registrant as specified in charter)

Delaware	13-2898764
(State of Incorporation)	(I.R.S. Employer Identification No.)

0-9808
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Plains Resources, Inc.

Table of Contents

Page #

Item 7. Financial Statements and Exhibits	1
Item 9. and 12. Regulation FD Disclosure; Results of Operations and Financial Condition	1
Forward-Looking Statements and Associated Risks	1
Disclosure of 2003 Estimates	2
Operating and Financial Guidance	3
Notes	4
Signatures	7

i

Plains Resources, Inc.

Item 7. Financial Statements and Exhibits

          (c) Exhibit 99.1 — Press Release dated November 12, 2003

Item 9 and 12. Regulation FD Disclosure; Results of Operations and Financial Condition

     Plains Resources Inc. (the “Company”, “our”, “we” or “us”) today issued a press release reporting its third quarter results. The Company is furnishing the press release, attached as Exhibit 99.1, pursuant to Item 9 and Item 12 of Form 8-K. The Company is also furnishing pursuant to Item 9 its estimates of certain operating and financial results for the three months ended December 31, 2003. In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 9, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” “will” and “forecast” and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

•	the consequences of any potential change in the relationship between us and Plains Exploration & Production Company;

•	the consequences of our and Plains Exploration’s officers and employees providing services to both us and Plains Exploration and not being required to spend any specified percentage of or amount of their time on our business;

•	risks, uncertainties and other factors that could have an impact on Plains All American Pipeline, L.P., or PAA, which could in turn impact the value of our holdings in PAA (for a discussion of these risks, uncertainties and other factors, see PAA’s filings with the SEC);

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil price fluctuations, particularly given the termination of hedge accounting for our hedges;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an indemnity or insurance; and

•	general economic, market or business conditions.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of 2003 Estimates

     The following table and accompanying notes reflect current estimates of certain results for the three months ended December 31, 2003 for the Company. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table and accompanying notes, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission (“SEC”), and we encourage you to review such filings.

Plains Resources Inc.
Operating and Financial Guidance

Three Months Ended
December 31, 2003

Estimated Production Volumes
Barrels of oil — MBbl	200 - 210
MBbl per day	2.2 - 2.3
% Oil	100%
Estimated Oil Price Differential to NYMEX (pre-hedge) — $/Bbl	$6.50 - $7.50
Crude Oil Hedge Position — barrels per day
Swaps — average price $26.10 per barrel	1,500
Operating Costs per Barrel
Lease operating expenses	$8.40 - $8.90
Production and ad valorem taxes	$1.05 - $1.25
Oil transportation expenses	$4.00 - $4.50
DD&A — oil and gas	$4.68
Other Income (Expense) ($ in thousands):
Equity in earning of Plains All American Pipeline, L.P.	$100 - $1,100
Gain on Plains All American Pipeline, L.P. subordinated unit conversion (Note 6)	$0 - $10,000
General and administrative expense
Cash expense	$600 - $725
Noncash compensation expense	$750

Total general and administrative expense	$1,350 - $1,475

Interest expense	Note 6
Other DD&A	$100
Accretion of asset retirement obligation	$60
Book Tax Rate
Current	10%
Deferred	35%
Weighted Average Equivalent Shares Outstanding (in thousands)
Basic	23,400
Restricted stock	305
Options (treasury method assuming $13.25 common stock price)	255

Diluted shares	23,960

Capital Expenditures ($ in thousands)	$1,000 - $1,500
Distributions from Plains All American Pipeline, L.P. ($ in thousands):
General partner interest	$865
Limited partner units	6,975

$7,840

Notes:

1.	Estimated production volumes. Production estimates are based on historical operating performance and trends and our 2003 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. SEC Staff Accounting Bulletin 101 (“SAB 101”) requires that revenue from oil production be recognized as the volumes are sold versus when produced. The location of our Florida properties and the timing of the barges that transport the oil to market cause reported sales volumes to differ from production volumes. Actual timing of sales volumes is difficult to predict. Our oil production is typically sold in shipments of approximately 110,000-140,000 barrels and typically occurs every 30-50 days.

2.	Estimated oil price differentials. Our realized wellhead oil price is lower than the NYMEX index level as a result of area and quality differentials. Differentials like commodity prices are difficult to predict.

3.	Discontinuation of hedge accounting. During the first quarter of 2003, the NYMEX oil price and the price we receive for our Florida oil production did not correlate closely enough for our hedges to qualify for hedge accounting pursuant to the provisions of SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities”. As a result, we were required to discontinue hedge accounting effective February 1, 2003 and reflect the mark-to-market value of our hedges in earnings. Previously, we included gains or losses for hedges in earnings based on cash settlements for the period that the related volumes were delivered. The foregoing financial guidance does not include assumptions or projections with respect to potential gains or losses related to changes in fair value recognized pursuant to SFAS 133, as there is no accurate way to forecast these potential gains or losses. Absent a stable oil price environment, the potential gains or losses related to SFAS 133 are likely to materially change reported net income and increase the volatility of reported net income due to non-cash mark-to-market gains or losses.

4.	General and administrative expense. Estimated G&A expense for the quarter ended December 31, 2003 includes approximately $0.8 million of noncash compensation expense, primarily related to restricted stock grants to officers and directors of the Company. Restricted shares are included in the weighted average share count for diluted earnings per share from the date of issuance. Restricted shares are included in the share count for basic earnings per share when they vest.

5.	Equity in earnings of Plains All American Pipeline, L.P. (“PAA”). Our equity in earnings from PAA is based on guidance provided by PAA in its Form 8-K/A filed with the SEC on October 29, 2003 and our aggregate ownership interest, as adjusted for general partner incentive distributions. As of the date hereof, we have an aggregate ownership interest of approximately 23%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 17%, or approximately 7.9 million of the common units (including 1.3 million Class B common units). PAA’s Form 8-K/A provides guidance for its fourth quarter 2003 net income that ranges from a loss of $0.5 million to net income of $3.9 million. We encourage you to refer to the 8-K/A filed by PAA for additional information concerning guidance provided by PAA, including expenses related to potential vesting in 2003 and 2004 of restricted units under PAA’s long-term incentive plans. Certain of the restricted units may vest in the same proportion as the conversion of PAA’s subordinated units to common units and others vest when PAA achieves targeted distribution levels. Under generally accepted accounting principles, PAA is required to recognize an expense when the financial tests for conversion of subordinated units and required distribution levels are met and it is considered probable that restricted unit grants will vest. At September 30, 2003 PAA concluded that the vesting of approximately 255,000 restricted units was probable and thus accrued approximately $7.4 million of compensation expense based upon an estimated market price of $30.05 per unit, (the unit price as of September 30, 2003) its share of employment taxes and other related costs. PAA’s fourth quarter guidance includes estimated additional compensation expense related to restricted unit vesting of $17.8 million. Based on our current ownership interest, our guidance range for equity in earnings of PAA has been reduced by $4.1 million as a result of PAA’s estimated compensation expense. The aggregate amount of the charge to expense will be determined by the unit price on the date vesting occurs multiplied by the number of units, plus PAA’s share of associated employment taxes. The amount of the charge is subject to various factors, including the unit price on the date vesting occurs, and thus is not known at this time.

6.	Gain on PAA subordinated unit conversion. We expect to recognize a noncash pre-tax gain when PAA’s subordinated units convert to common units, as discussed in Note 5. Such gain would be similar to the gains that we have recognized in the past when PAA issues common equity and would be recognized because when the subordinated units are converted to common units they will have all the rights of the current common units, including the right to participate pro rata in future distributions. Based on PAA’s September 30, 2003 financial statements, we estimate that we will recognize a noncash pre-tax gain of $0.0 to $10.0 million in the fourth quarter when 25% of our subordinated units convert to common units We estimate that we will recognize an additional noncash gain of $0.0 to $25.0 million when PAA’s remaining subordinated units convert to common units. The ultimate amount of the gain will be determined based on PAA’s financial statements at the time the subordinated units convert. Unlike the compensation expense accrual by PAA, accounting rules do not allow us to recognize a gain until the conversion of the subordinated units actually occurs.

7.	Interest expense. Our interest expense will consist of interest on amounts outstanding under our $60.0 million secured term loan facility. Borrowings under the facility bear interest, at our option, at LIBOR plus 3% or prime plus 1.5%. The balance outstanding on the term loan was $55.0 million at September 30, 2003. Based on the loan amortization schedule, the balance will be reduced to $50.0 million on November 30, 2003.

8.	Book tax rate. Our book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 10%. The foreign tax is attributable to the Canadian operations of PAA. Our deferred and current tax rates are based on current estimates of book and taxable income and utilization of net operating loss carryforwards.

9.	Weighted average equivalent shares outstanding. Estimated basic shares are based on shares outstanding on September 30, 2003, net of treasury shares and assume no additional treasury purchases. We may repurchase additional treasury shares in 2003. Diluted shares include the effect of restricted stock and outstanding stock options. We currently have approximately 4.0 million outstanding stock options with an average exercise price of $13.40 per share. Utilizing the treasury stock method and an assumed stock price of $13.25, the closing price on October 31, 2003, the options would add approximately 255,000 shares to the diluted share count for the fourth quarter.

10.	Capital expenditures. Capital expenditures are based on the 2003 capital budget for our oil and gas properties. These expenditures do not include any estimated amounts for capital contributions that we may be required to make for our general partner interest in PAA. When PAA issues equity, the general partner is required to contribute cash to maintain its 2% general partner interest. In March and September 2003, PAA issued shares in public equity offerings. During 2003 we were required to make cash capital contributions to the general partner of PAA totaling $1.5 million for our 44% interest in the general partner. If PAA issues equity in the future, we will be required to make additional cash capital contributions.

11.	Distributions from Plains All American Pipeline, L.P. The estimated cash distributions for the fourth quarter are based on PAA’s $0.55 per unit quarterly distribution ($2.20 on an annual basis) that was declared in November 2003. The cash distributions presented reflect estimated cash to be received from PAA and have not been adjusted for cash taxes.

12.	Write-downs under full cost ceiling test rules. Under the SEC’s full cost accounting rules, we review the carrying value of our proved oil and gas properties at the end of each quarter. Under these rules, capitalized costs of proved oil and gas properties (net of accumulated DD&A, and including deferred income taxes) may not exceed a “ceiling” equal to the present value (discounted at 10%) of estimated future cash flows from proved oil and gas reserves of such properties (including the effect of any hedging related activities) reduced by future operating expenses, development expenditures and abandonment costs (net of salvage values) and estimated future income taxes. The rules generally require that we price our future oil and gas production at the prices, adjusted for cash flow hedges, in effect at the end of each fiscal quarter and require a write-down if our capitalized costs exceed the “ceiling” even if prices decline for only a short period of time. We estimate that based on the book value of our proved oil and gas properties (including related deferred income taxes) and our estimated proved reserves as of September 30, 2003, that we would have a write-down under the full cost ceiling test rules at a net realized price for our oil production of approximately $17.00 per barrel. Based on an estimated oil differential including oil transportation totaling $11.00 on September 30, 2003, we would have had a write-down at a NYMEX crude oil index price of approximately $28.00 per barrel. The NYMEX crude oil price on September 30, 2003 was $29.20 per barrel.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS RESOURCES INC

Date: November 12, 2003	/s/ Stephen A. Thorington

Stephen A. Thorington
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated November 12, 2003